UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2025

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, GA
44 Milton Avenue Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 620-8655

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2025, Dogwood Therapeutics, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell 578,950 shares of its common stock, par value $0.0001 per share (“Common Stock”) in a registered direct offering (the “Offering”), for gross proceeds of approximately $4.8 million. The purchase price for each share of Common Stock was $8.26.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and other obligations of the parties.

In addition, the Company agreed that for a period of thirty (30) days from the closing date of the Offering, it will not, including but not limited to: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or equivalent securities; or (ii) file or caused to be filed any registration statement or amendment or supplement thereto, subject to certain limited exceptions. In addition, the Company agreed that it will not conduct any sales of Common Stock or equivalent securities involving a variable rate transaction (as defined in the Purchase Agreement) for a period of thirty (30) days from the closing date of the Offering, subject to certain exceptions as described in the Purchase Agreement.

The Company currently intends to use the net proceeds from the Offering to further advance the clinical development of Halneuron®, its lead development candidate, and for working capital and general corporate purposes. The shares of Common Stock were offered pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-263700) previously filed with and declared effective by the Securities and Exchange Commission on April 28, 2022, and a final prospectus thereunder. The Offering closed on March 14, 2025.

The Company also entered into an engagement agreement dated March 12, 2025 (the “Engagement Agreement”), with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the sole exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent up to an aggregate of $75,000 for travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel. Furthermore, the Placement Agent was granted a right of first refusal for a period from the closing date of the Offering until September 30, 2025.

A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by such document. A copy of the legal opinion issued by the Company’s counsel, Duane Morris LLP, is attached hereto as Exhibit 5.1.

Item 8.01 Other Events.

On March 13, 2025, the Company issued a press release announcing that the Company had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

Some of the statements in this report are contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Dogwood’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to Dogwood’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Amended Annual Report on Form 10-K/A for the year ended December 31, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Dogwood undertakes no duty to update such information except as required under applicable law.

Any forward-looking statements contained in this report speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this report to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
5.1	Opinion of Duane Morris LLP.
10.1	Form of Stock Purchase Agreement.
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).
99.1	Press Release of Dogwood Therapeutics, Inc., dated March 13, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
March 14, 2025

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